EX-99.906CERT

SECTION 906 CERTIFICATIONS

Greg J. Stark, Principal Executive Officer and Chief Executive Officer; and Mark E. Swanson, Principal Financial Officer, Principal Accounting Officer and Treasurer of Russell Investment Company, a Massachusetts Business Trust (the “Registrant”), each certify that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended October 31, 2007 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

A signed original of this written statement required by Section 906 has been provided to Russell Investment Company and will be retained by Russell Investment Company and furnished to the Securities and Exchange Commission or its staff upon request.

Principal Executive Officer and	Principal Financial Officer,
Chief Executive Officer	Principal Accounting Officer and Treasurer
Russell Investment Company	Russell Investment Company

/s/ Greg J. Stark	/s/ Mark E. Swanson
Greg J. Stark	Mark E. Swanson

Date: December 21, 2007	Date: December 21, 2007